UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 3, 2022

Fulcrum Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38978	47-4839948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Landsdowne Street Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 651-8851

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.001 par value per share	FULC	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2022, the Board of Directors (the “Board”) of Fulcrum Therapeutics, Inc. (the “Company”) appointed Esther Rajavelu as the Company’s Chief Financial Officer and Treasurer, effective immediately. In connection with her appointment, Ms. Rajavelu will serve as the Company’s principal financial officer.

As a result of Ms. Rajavelu’s appointment, Peter Thomson, the Company’s Vice President, Finance and Accounting, will cease to serve as principal financial officer. Mr. Thomson will continue to serve as Vice President, Finance and Accounting.

Ms. Rajavelu, age 43, served as a Senior Equities Research Analyst at UBS Securities, an investment bank (“UBS”), from June 2020 to December 2021. Prior to joining UBS, Ms. Rajavelu served as a Senior Equities Research Analyst at Oppenheimer & Co. Inc., an investment bank (“Oppenheimer”) from June 2018 to June 2020. Prior to joining Oppenheimer, Ms. Rajavelu served as an Equities Research Analyst at Deutsche Bank, an investment bank (“Deutsche Bank”), from June 2014 to June 2018. Prior to joining Deutsche Bank, she served as Vice President, Life Sciences M&A and Capital & Debt Advisory at Ernst & Young Capital Advisors, LLC, a brokerage firm (“EY Capital”) from 2011 to 2014. Prior to joining EY Capital, she worked at Bank of America Merrill Lynch, an investment bank, as Vice President, Healthcare Investment Banking from 2010 to 2011 and as an Associate, Healthcare Investment Banking from 2006 to 2009. Ms. Rajavelu received a MBA from The Wharton School of the University of Pennsylvania and a BA in Economics and International Relations from Wesleyan University.

On January 3, 2022, Ms. Rajavelu entered into an employment agreement with the Company (the “Employment Agreement”). Pursuant to the Employment Agreement, Ms. Rajavelu will be paid an annual base salary of $435,000. She will receive a cash signing bonus of $150,000 (the “Signing Bonus”). In the event that Ms. Rajavelu is terminated for cause or resigns during the first 12 months of her employment, she will be obligated to reimburse the Company for the Signing Bonus, and should she be terminated for cause or resign within 12 to 24 months of the commencement of her employment, she would be obligated to reimburse the Company for 50% of the Signing Bonus. Following the end of each calendar year, Ms. Rajavelu will be eligible to receive an annual discretionary performance bonus with a target of 40% of her then annual base salary based upon the Board’s assessment of her performance and the Company’s attainment of goals as set by the Board in its sole discretion. On January 3, 2022 (the “Effective Date”), the Board of the Company granted Ms. Rajavelu an option to purchase 200,000 shares of the Company’s common stock (the “Option”). The Option was granted outside of the Company’s 2019 Stock Incentive Plan as an inducement material to Ms. Rajavelu’s entry into employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4). The Option has an exercise price of $17.82 per share, equal to the closing price of the Company’s common stock on the Effective Date. The Option vests as to 25% of the shares underlying the Option on the first anniversary of the Effective Date and as to additional 6.25% of the shares in equal quarterly installments over the twelve successive quarters following the first anniversary of the Effective Date.

In the event of the termination of Ms. Rajavelu’s employment by us without cause, or by her for good reason, prior to or more than 12 months following a “change in control” (as change in control is defined in the Employment Agreement), Ms. Rajavelu would be entitled to her base salary that has accrued and to which she is entitled as of the termination date and other accrued benefits, collectively, the accrued obligations. In addition, she is entitled to (1) continued payment of her base salary, in accordance with our regular payroll procedures, for a period of 9 months and (2) provided she is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by us of the portion of health coverage premiums we pay for similarly situated, active employees who receive the same type of coverage, for a period of up to 9 months following her date of termination.

In the event of the termination of Ms. Rajavelu’s employment by us without cause, or by her for good reason, within 12 months following a change in control, Ms. Rajavelu is entitled to the accrued obligations. In addition, she is entitled to (1) continued payment of her then-current base salary (or, if higher, her base salary in effect immediately prior to the change in control), in accordance with our regular payroll procedures, for a period of 12 months, (2) provided she is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by us of the portion of health coverage premiums we pay for similarly-situated, active employees who receive the same type of coverage, for a period of up to 12 months following her date of termination, (3) a lump sum payment equal to 100% of her target bonus for the year in which her employment is terminated or, if higher, her target bonus immediately prior to the change in control and (4) full vesting acceleration of her then-unvested equity awards that vest solely based on the passage of time, such that her time-based equity awards become fully exercisable and non-forfeitable as of the termination date.

In addition, pursuant to the Company’s standard form of indemnification agreement Ms. Rajavelu entered into in connection with her employment as Chief Financial Officer, the form of which was filed with the Securities and Exchange Commission as Exhibit 10.15 to the Company’s Registration Statement on Form S-1 (File No. 333-232260) on June 21, 2019, the Company may be required, among other things, to indemnify Ms. Rajavelu for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts actually and reasonably incurred by her in any action or proceeding arising out of her service as an officer or director of the Company.

A copy of the Company’s press release announcing Ms. Rajavelu’s appointment as Chief Financial Officer is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which will be included as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2021.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

The following exhibit is furnished herewith:

Exhibit No.	Description

99.1	Press Release, dated January 4, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FULCRUM THERAPEUTICS, INC.

Date: January 4, 2022	By:	/s/ Curt Oltmans
Name: Curt Oltmans Title: General Counsel